Exhibit 10.3

INSMED INCORPORATED

RESTRICTED UNIT AWARD AGREEMENT

UNDER THE 2013 INCENTIVE PLAN

FOR EMPLOYEES

Name of Grantee:

Number of Restricted Stock Units:

Grant Date:

Pursuant to the Insmed Incorporated 2013 Incentive Plan (the “Plan”) as amended through the date hereof and this Restricted Stock Unit Award Agreement (the “Agreement”), Insmed Incorporated (the “Company”) hereby grants an award of                   restricted stock units (the “Restricted Stock Units” or the “RSU Award”) to the Grantee named above.  The RSU Award shall be referred to herein as the “Award.”  Subject to the restrictions and conditions set forth herein and in the Plan, the Grantee shall receive the number of Restricted Stock Units specified above.

If and to the extent that this Award Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, consulting or similar services agreement between the Grantee and the Company as may be in effect (the “Service Agreement”), the Service Agreement shall control, and this Award Agreement shall be deemed to be modified accordingly so long as such modification is not expressly prohibited by the Plan.

The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator and permitted under the Plan and applicable law.

1.                                      Agreement with Terms.  Receipt of any benefits under this Agreement by the Grantee shall constitute the Grantee’s acknowledgement of and agreement with all of the provisions of this Agreement and of the Plan that are applicable to this Award, and the Company shall administer this Agreement accordingly.

2.                                      Restrictions and Conditions on Award.  Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by the Grantee other than by will or the laws of descent and distribution, and shall be subject to all the terms, conditions and restrictions set forth herein and in the Plan.

3.                                      Timing and Form of Payout of Restricted Stock Units.  As soon as practicable (but in no event later than 30 days) following the applicable Vesting Date, the vested Restricted Stock Units shall be settled in shares of Stock.

4.                                      Vesting of Award.  The restrictions and conditions in Section 2 of this Agreement shall lapse on the date or dates specified in this Section 4, so long as the Grantee remains an employee of the Company or its Affiliates on such Vesting Date (defined below), subject to Section 6 below.  Except as set forth in Section 5 below, the Award shall vest in accordance with the schedule set forth below.

Percentage of Award Vested	Vesting Date
[33 1/3]%	[First Anniversary of the Grant Date]
[33 1/3]%	[Second Anniversary of the Grant Date]
[33 1/3]%	[Third Anniversary of the Grant Date]

Except as otherwise provided in Sections 5 and 6 of this Agreement, the Grantee shall forfeit any unvested portion of the Award in the event the Grantee’s employment is terminated prior to the Vesting Date.

Notwithstanding anything to the contrary herein or in the Plan, the Administrator may at any time accelerate the vesting schedule specified in this Section 4.

5.                                      Change in Control.  In the event of a Change in Control of the Company, the RSU Award shall be subject to treatment in accordance with Section 15 of the Plan.

6.                                      Termination of Employment.  Except as otherwise provided herein, any unvested portion of the RSU Award shall be forfeited without payment of consideration upon the termination of the Grantee’s employment with the Company or its Affiliates for any reason, except as otherwise provided in Section 5 or this Section 6.  Notwithstanding the foregoing, upon the Grantee’s death (while an active employee of the Company or its Affiliates), the Award, to extent not previously forfeited or cancelled, shall immediately vest as of the date of the Grantee’s death.

7.                                      Voting Rights and Dividends.  If and until such time as Restricted Stock Units are paid out in shares of Common Stock (if at all), the Grantee shall not have any voting rights with respect to any shares of Common Stock underlying this RSU Award (“Underlying Shares”).  However, bookkeeping equivalents of all dividends and other distributions paid with respect to the Common Stock shall accrue with respect to the Underlying Shares and shall be converted to additional Restricted Stock Units (rounded to the nearest whole share of Common Stock) based on the closing price of the Common Stock on the dividend distribution date.  Such additional Restricted Stock Units shall be subject to the same restrictions on transferability as are the Restricted Stock Units with respect to which they were paid.

8.                                      Adjustments Upon Certain Unusual or Nonrecurring Events or Other Events.  Upon certain unusual or nonrecurring events, or other events, the terms of these Restricted Stock Units shall be adjusted by the Administrator pursuant to Section 15 of the Plan.

9.                                      Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 6 of the Plan.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

10.                               Tax Withholding.  The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, local or other taxes required by law to be withheld on account of such taxable event.

11.                               No Right to Continued Employment.  Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate the Grantee’s employment at any time or for any reason in accordance with the Company’s Bylaws and governing law, nor shall any terms of the Plan or this Agreement confer upon Grantee any right to continue his or her employment for any specified period of time.  Neither this Agreement nor any benefits arising under the Plan shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates.

12.                               Notices.  Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to the Grantee at the address on the payroll records of the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.  Additionally, if such notice or communication is by the Company to the Grantee, the Company may provide such notice electronically (including via email).  Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person or electronically.

INSMED INCORPORATED

By:
Name:
Title:

Dated:
Grantee’s Signature

(1)